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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO. 333-97215

NORTHERN GROWERS, LLC
(Exact Name of Registrant as Specified in its Charter)

South Dakota	77-0589881
(State of Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

205 East 22nd Ave.
Milbank, South Dakota 57242
(Address of Principal Executive Offices)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-97215

        Securities to be registered pursuant to Section 12(g) of the Act:

Class A Capital Units in a limited liability company
(Title of Class)

Part I

Item 1.    Description of Registrant's Securities to be Registered.

        This Registration Statement relates to the registration with the Securities and Exchange Commission of Class A Capital Units of Northern Growers, LLC, a South Dakota limited liability company (the "Registrant"). The description of the Capital Units to be registered hereunder is set forth under the caption "Description of Capital Units" at page 64 of the Information Statement/Prospectus dated March 17, 2003, which was contained in the Registrant's Registration Statement on Form S-4 (SEC. No. 333-97215), filed with the Securities and Exchange Commission on March 17, 2003 pursuant to Rule 424(b)(3) and is incorporated herein by reference.

Item 2.    Exhibits.

        The following exhibits are incorporated herein by reference to the numbered exhibits filed as a part of the following filings of the Registrant.

Exhibit Number	Description	Incorporated Herein by Reference to
3.1	Articles of Organization	Appendix B to the Issuer's Information Statement/Prospectus filed with the Commission pursuant to Rule 424(b)(3) on March 17, 2003 (File No. 333-97215).
3.2	Operating Agreement, as adopted on September 1, 2002	Appendix B to the Issuer's Information Statement/Prospectus filed with the Commission pursuant to Rule 424(b)(3) on March 17, 2003 (File No. 333-97215).
3.3	Articles of Amendment to Articles of Organization dated April 1, 2003	Appendix B to the Issuer's Information Statement/Prospectus filed with the Commission pursuant to Rule 424(b)(3) on March 17, 2003 (File No. 333-97215)
3.4	Amendment and Addendum to Operating Agreement dated July 16, 2003	Exhibit 3.3 to the Issuer's Form 10-KSB filed with the Commission on March 30, 2004 (File No. 333-97215).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 28, 2004	Northern Growers, LLC
	By:	/s/ Robert Narem Robert Narem Chief Executive Officer

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Part I
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE